EXHIBIT (a)-(3)

                       NOTICE OF GUARANTEED DELIVERY
                               IN RESPECT OF
               5 1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2003
                              (CUSIP 57777AAA)
                                     OF
                          ACXIOM/MAY & SPEH, INC.

                     PURSUANT TO THE OFFER TO PURCHASE
                           DATED OCTOBER 23, 1998

     THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 20, 1998, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERS OF NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

      Capitalized terms used but not defined herein have the meanings given them in the Offer to Purchase, dated October 23, 1998 (the "Offer to Purchase").

      This Notice of Guaranteed Delivery may be used to cause a tender of 5-1/4% Convertible Subordinated Notes due 2003 of Acxiom/May & Speh, Inc. (the "Notes") by (i) a record holder of Notes if certificates for the notes are not immediately available or time will not permit all required documents to reach the Paying Agent on or prior to the Expiration Date or
 (ii) by a DTC Participant if the procedures for book-entry transfer described in the Offer to Purchase cannot be completed on a timely basis.

                       The Paying Agent for the Offer is:

                         HARRIS TRUST AND SAVINGS BANK

 By Hand Delivery or           Facsimile             By Registered or
 Overnight Delivery:           Transmissions:        Certified Mail:
 c/o Harris Trust              (Eligible             c/o Harris Trust
 Company of New York           Institutions Only)    Company of
 88 Pine Street, 19th          (212) 701-7636        New York
 Floor                         Confirm by            Wall Street Station
 New York, New York            Telephone:            Post Office Box 1023
 10005                         (212) 701-7624        New York, New York
 Attn: Reorganization Dept.                          10268-1023

                          For information contact:

                          ACXIOM/MAY & SPEH, INC.
                       Attention: Eric Loughmiller
                             1501 Opus Place
                     Downers Grove, Illinois  60515
                             (630) 964-1501

 DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR
 TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

 Ladies and Gentlemen:

      By execution hereof, the undersigned acknowledges receipt of the Offer to Purchase and the Letter of Transmittal.

      On the terms and subject to the conditions of the Offer to Purchase and the Letter of Transmittal, the undersigned hereby represents that it is the holder of the Notes (or the holder of interests in the Global Note) being tendered (or caused to be tendered) hereby and is entitled to tender (or cause to be tendered) such Notes as contemplated by the Offer and, pursuant to the guaranteed delivery procedures described in the Offer to Purchase and Letter of Transmittal, hereby tenders (or causes a tender) to May & Speh of the aggregate principal amount of Notes indicated below.

      Except as stated in the Offer to Purchase, all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.




                          PLEASE SIGN AND COMPLETE


 Signature(s) of Registered Holder(s) or
 Authorized Signatory: . . . . . . . . . . . Date: . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . . . . . . . . Address:    . . . . . . . . . . .

 Name(s) of Registered Holder(s):. . . . . . Area Code and Telephone No. . . .

 . . . . . . . . . . . . . . . . . . . . . . If Notes will be delivered by The Depository Trust Company
 . . . . . . . . . . . . . . . . . . . . . .
                                             Depository Account No. . . . . .
 Principal Amount of Notes Tendered:   . . .

 . . . . . . . . . . . . . . . . . . . . . .

 Certificate No.(s) of Notes
 (if available) . . . . . . . . . . . . . . .




      A record holder must execute this Notice of Guaranteed Delivery exactly as its name appears on its Notes and a DTC Participant must execute this Notice of Guaranteed Delivery exactly as its name is registered with DTC. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must provide the following information:

                    PLEASE PRINT NAME(S) AND ADDRESS(ES)

 Name(s):    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

 Capacity:   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

 Address(es):    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


 DO NOT SEND NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE PAYING AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.



                                 GUARANTEE

                  (NOT TO BE USED FOR SIGNATURE GUARANTEE)

           The undersigned, a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three New York Stock Exchange trading days from the date of receipt by the Paying Agent of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with Notes tendered hereby in proper form for transfer, (or confirmation of the book-entry transfer of such Notes into the Paying Agent's account at the Depositary Trust Company, pursuant to the procedures for book-entry transfer set forth under "Procedure for Tendering Notes" in the Offer to Purchase) and all other required documents will be delivered by the undersigned to the Paying Agent.

      Name of Firm:

      Authorized Signature:

      Title:

      Address:


                               (Zip Code)

      Area Code and Telephone Number:

      The institution which completes this form must deliver to the Paying Agent the guarantee, the Letter of Transmittal (or facsimile thereof) and certificates for Notes within the time periods specified herein. Failure to do so could result in a financial loss to such institution.